Exhibit 10.3

Loan Agreement

Borrower: Zhejiang ACEA Pharmaceutical Co., Ltd.

Legal Representative: XU XIAO

Legal Address: No.11 North Huayin Road, Kecheng District, Quzhou City, Zhejiang Province

Registration No.: 91330800MA28F0XMXR

Tel.: 0570-8872301

Lender: ACEA Bio (Hangzhou) Co., Ltd.

Legal Representative: Wang Xiaobo

Legal Address: Building 5, No.2 Xiyuanwu Road, Xihu District, Hangzhou City, Zhejiang Province

Registration No.: 91330100754409128P

Tel.: 0571-28908600

Whereas, the Borrower desires to apply to the Lender for a loan due to operational demand, and the Lender agrees to grant the Borrower a loan. The Borrower and the Lender, intending to be legally bound, hereby enter into the following terms and conditions under this Contract through mutual negotiation.

1.	Amount, Duration and Interest Calculation of Loan

1.1.	Loan Amount: RMB (in words) Eight Million Yuan Only.

1.2.	The duration of the loan shall be one year from the date when the loan is actually remitted to the Borrower’s designated bank account.

1.3.	The interest rate of loan hereunder shall be four point seven eight five percent (4.785%) per annum.

1.4.	The Borrower shall pay off the interest on an annual basis and repay the loan principal outright.

1.5.	If the Borrower repays the loan in advance, the interest shall accrue until the actual repayment date.

2.	Repayment of Loan

2.1.	The Borrower shall repay the loan on the maturity date agreed in Article 1.2; if the Borrower fails to make such repayment on time, the Lender shall have the right to exercise other rights stipulated by law or agreed hereunder.

3.	Other Provisions

3.1.	This Contract shall come into force after being affixed with official seals of the Parties hereto.

3.2.	This Contract shall be made in two (2) originals with each Party holding one (1) original.

3.3.	Any dispute arising during the performance of this Contract shall be resolved by the Parties through friendly negotiation. If the efforts to negotiate have failed, a litigation may be lodged before the People’s Court where the Borrower domiciles.

Borrower (Official Seal):	Lender (Official Seal):
Zhejiang ACEA Pharmaceutical Co., Ltd.	ACEA Bio (Hangzhou) Co., Ltd.
January 6, 2018	January 6, 2018